FOR IMMEDIATE RELEASE Contact: Barbara K. Hembree

November 7, 2006 317.465.0445

bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Outlook

Revised to Stable; Rating Affirmed

Indianapolis, IN-- November 7, 2006--Standard & Poor's Ratings Services affirmed its "AAA/A-1+" counterparty credit rating on the Federal Home Loan Bank of Indianapolis (FHLBI). The outlook was revised to stable from negative.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions, credit unions, and insurance companies. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations.

The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.